SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K

                                   CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  FEBRUARY 11, 2002

                         Shells Seafood Restaurants, Inc.
              -----------------------------------------------------
              (Exact name of registrant as specified in its charter)


         Delaware                     0-28258               65-0427966
----------------------------        -----------          -------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                    File Number)         Identification No.)




16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida           33618
--------------------------------------------------------       ---------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (813) 961-0944

                                 Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 1.  Change in Control
     The Company raised $2,000,000 in a private financing transaction, consisting of secured promissory notes (the "Notes") and warrants (the "Warrants") to purchase shares of the Company's Common Stock (the "Financing"). The two investors in the Financing were Shells Investment Partners, L.L.C. ("SIP") and Banyon Investment, LLC ("Banyon"). SIP is an entity comprised of members previously unaffiliated with the Company. Banyon is an entity associated with Philip R. Chapman, Chairman of the Company's Board of Directors, and certain family members of Frederick R.Adler, a greater than 10% stockholder. The proceeds of the Financing will be used to meet the Company's working capital requirements.

     The Banyon investment consists of the personal funds of its members. The SIP investment consists of funds obtained through a $700,000 revolving line of credit which matures on January 29, 2005 through Suntrust Bank, N.A. (the "Line of Credit") and the personal funds of its members. The Line of Credit bears a 6.95% fixed interest rate with interest paid on a quarterly basis. Principal payments of $100,000 are required on each of January 29, 2003 and January 29, 2004.

     The Company issued to each of SIP and Banyon (i) a 15% secured promissory note due January 31, 2005 which bears interest at 15% per annum, of which 8% is payable monthly in arrears and 7% is deferred and payable when the principal is payable in full and (ii) a warrant to purchase 4,454,015 shares of the Company's Common Stock at an exercise price of $0.16 per share. The Warrants are dated January 31, 2002 and are exercisable from January 31, 2003 to January 31, 2005. If Banyon and SIP were to exercise the Warrants in full, collectively, they would own 66 2/3% of the issued and outstanding stock of the Company on a fully diluted basis, exclusive of options granted pursuant to the Company's option plans.

     Pursuant to an Investor Rights Agreement, dated as of January 31, 2002, by and among the Company, SIP, Banyon and the stockholders listed on Schedule I thereto, the composition of the Board of Directors is fixed at seven members and each of Banyon and SIP are entitled to nominate three individuals to serve on the Company's Board of Directors. This right will terminate with respect to each of Banyon and SIP on the earlier of (i) the date that such entity, or any legal successors thereto, ceases to own at least 13% of the issued and outstanding stock of the Company on a fully diluted basis or (ii) the date that all amounts due and payable under such entity's Note have been paid in full. Additionally, each of Frederick R. Adler, Philip R. Chapman, Banyon and SIP, among others, have agreed to vote their shares, to cause such slated nominees to be elected to the Company's Board of Directors.

     Banyon appointed Philip R. Chapman, Richard A. Mandell and Christopher D. Illick to serve as its representatives on the Company's Board of Directors, all of whom previously were Directors of the Company. SIP appointed Thomas R. Newkirk, J. Stephen Gardner and John N. Giordano to serve as its representatives on the Board. David W. Head, the Company's president, will continue to serve as the remaining Board member. Effective February 11, 2002, William Hattaway resigned from the Company's Board of Directors.

     On February 11, 2002, the Company issued the press release filed herewith as Exhibit 99.1.



Item 7.  Financial Statements and Exhibits

     (c) Exhibits

     10.56  Securities Purchase Agreement, dated as of
            January 31, 2002, by and among Shells Seafood
            Restaurants, Inc., its subsidiaries listed on the signature pages thereto, Shells Investment
            Partners, L.L.C. and Banyon Investment, LLC.

     10.57  Security Agreement, dated as of January 31,
            2002, by and among Shells Seafood Restaurants, Inc., its subsidiaries listed in the signature pages thereto, Shells Investment Partners, L.L.C. and Banyon Investment, LLC.

     10.58  Investor Rights Agreement, dates as of January
            31, 2002, among Shells Seafood Restaurants, Inc.,
            Shells Investment Partners. L.L.C., Banyon
            Investment, LLC and the shareholders listed on
            Schedule I thereto.

     10.59 Secured Senior Note in the aggregate principal amount of $1,000,000 issued to Banyon Investment, LLC.

     10.60 Secured Senior Note in the aggregate principal amount of $1,000,000 issued to Shells Investment
            Partners, L.L.C.

     10.61  Warrant to purchase 4,454,015 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Banyon Investment, LLC.

     10.62  Warrant to purchase 4,454,015 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Shells Investment Partners, L.L.C.

     99.1   Press release dated February 11, 2002.



SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                SHELLS SEAFOOD
                                    RESTAURANTS, INC.


Date: February 26, 2002          /s/ Warren R. Nelson
                                 Warren R. Nelson
                                 Executive Vice President
                                   and Chief Financial Officer